UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2017

ARC LOGISTICS PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36168	36-4767846
(Commission File Number)	(IRS Employer Identification No.)

725 Fifth Avenue, 19th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 993-1290

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On October 30, 2017, Arc Logistics Partners LP, a Delaware limited partnership (“MLP”), issued a press release announcing that it has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) for the special meeting of its common unitholders to consider and vote on a proposal to approve the previously announced Purchase Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 29, 2017, by and among MLP, Arc Logistics GP LLC, Lightfoot Capital Partners GP LLC, Lightfoot Capital Partners, LP, Zenith Energy U.S., L.P., Zenith Energy U.S. GP, LLC, Zenith Energy U.S. Logistics Holdings, LLC, and Zenith Energy U.S. Logistics, LLC, and the merger contemplated thereby.

The special meeting will be held on December 18, 2017 at 11:00 a.m. Eastern time at 666 Fifth Avenue, 26th Floor, New York, New York 10103. MLP expects to commence mailing the definitive proxy statement and other related proxy materials on or about October 30, 2017 to MLP common unitholders of record as of October 20, 2017. Only MLP common unitholders of record at the close of business on October 20, 2017 will be entitled to vote at the special meeting. The deadline for MLP common unitholders to submit their proxy is 11:59 p.m. Eastern time on December 17, 2017.

The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” Certain expressions including “believe,” “expect,” “intends,” or other similar expressions are intended to identify MLP’s current expectations, opinions, views or beliefs concerning future developments and their potential effect on MLP. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments affecting MLP will be those that it anticipates. The forward-looking statements involve significant risks and uncertainties (some of which are beyond MLP’s control) and assumptions that could cause actual results to differ materially from MLP’s historical experience and its present expectations or projections. Additional information concerning factors that could cause MLP’s actual results to differ can be found in MLP’s public periodic filings with the SEC, including MLP’s Annual Report on Form 10-K for the year ended December 31, 2016 and any updates thereto in MLP’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Among other risks and uncertainties, there can be no guarantee that the proposed transactions will be completed, or if they are completed, the time frame in which they will be completed. The proposed transactions are subject to the satisfaction of certain conditions contained in the Merger Agreement. The failure to complete the proposed transactions could disrupt certain of MLP’s plans, operations, business and employee relationships.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the forward-looking statements contained herein. Other unknown or unpredictable factors could also have material adverse effects on MLP’s future results. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. MLP undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transactions. MLP has filed with the SEC and will furnish to MLP’s unitholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, MLP’S UNITHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Investors and unitholders will be able to obtain, free of charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, the proxy statement and

MLP’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 14(d) of the Exchange Act will be available free of charge through MLP’s website at http://arcxlp.com/ as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

MLP and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of MLP in connection with the proposed transactions. Information about the directors and executive officers of MLP is set forth in MLP’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2016. This document can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, issued October 30, 2017, by Arc Logistics Partners LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2017

ARC LOGISTICS PARTNERS LP

By:	Arc Logistics GP LLC, its general partner

By:	/s/ Vincent T. Cubbage
	Name:	Vincent T. Cubbage
	Title:	Chief Executive Officer